SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Bailard, Biehl & Kaiser Fund Group

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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

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FINAL COPY DATED JUNE 22, 2002

June 22, 2002

Dear Shareholder:

A special meeting of all shareholders of the Bailard, Biehl & Kaiser Diversa Fund will be held at 10:00 a.m. on August 27, 2002. The main purpose for the shareholder meeting is to vote on a proposal regarding the liquidation of the Fund. Please review the enclosed Proxy Statement carefully for a description of this issue, and return the gold proxy card as soon as possible to the Fund in the envelope provided, but no later than the close of business on August 26th. Your vote is very important.

Deciding to ask for the liquidation of Diversa was a difficult decision for us, but the Board of Trustees along with the Fund's adviser, Bailard, Biehl & Kaiser, Inc. ("BB&K"), feel that Diversa has reached a point of no longer being an economically viable investment option for shareholders. The Diversa Fund was initially created as a means for BB&K to deliver its global asset allocation approach to smaller investors. While BB&K continues to advocate this investment philosophy, it feels that the small size of the Fund has driven the operational costs of running the Fund to a level that is detrimental to shareholders. The Fund understands that BB&K will be contacting shareholders in the near future regarding new alternative options for their investment needs.

BB&K and the Board of Trustees recommend that shareholders vote For the proposal to liquidate the Fund. It is important that we receive your signed proxy by the close of business on August 26, 2002. If you have any questions regarding this proxy please contact one of our client service counselors at 800-882-8383. Shareholders who are investment advisory clients of Bailard, Biehl & Kaiser can also discuss this matter with their investment counselor.

Sincerely,

Thomas E. Bailard

Chairman, Board of Trustees

BAILARD, BIEHL & KAISER FUND GROUP
950 Tower Lane, Suite 1900, Foster City, California 94404
(650) 571-5800

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 27, 2002

TO THE SHAREHOLDERS OF BAILARD, BIEHL & KAISER FUND GROUP:

NOTICE IS HEREBY GIVEN that, by order of the Board of Trustees, a Special Meeting of Shareholders (the "Special Meeting") of Bailard, Biehl & Kaiser Fund Group, a Massachusetts business trust (the "Trust"), having one series of shares, the Bailard, Biehl & Kaiser Diversa Fund (the "Fund"), will be held at the offices of the Trust, 950 Tower Lane, Suite 1900, Foster City, California, on August 27, 2002, at 10:00 a.m. (Pacific Time), for the following purposes, each as more fully described in the accompanying Proxy Statement:

    To approve the liquidation of the Fund and termination of the Trust (Proposal 1).
    To act upon any other matters that may properly come before the Special Meeting at the scheduled time and place or any adjourned meeting or meetings.

The Board of Trustees has fixed the close of business on June 14, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. Only shareholders of record at the close of business on such date are entitled to vote. The stock transfer books of the Fund will not be closed. A complete listing of shareholders entitled to vote at the Special Meeting, including the address and the number of shares registered in the name of each such shareholder, will be open to the examination of any shareholder, for any purpose germane to the Special Meeting, during ordinary business hours, for the ten days prior to the Special Meeting, at the offices of the Trust specified above, and will be available for inspection by any shareholder at the time and place of the Special Meeting.

Please mark, date, sign, and return the enclosed Proxy promptly in the enclosed envelope, whether or not you intend to be present at the Special Meeting. If you do not wish or are unable to attend, it is important that your shares be represented by proxy and these items be returned to us by the end of business on August 26, 2002. You may revoke your Proxy at any time before it is voted.

By Order of the Board of Trustees

Janis M. Horne

Secretary

Foster City, California
June 22, 2002

BAILARD, BIEHL & KAISER FUND GROUP

950 Tower Lane, Suite 1900, Foster City, California 94404
(650) 571-5800

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of the Bailard, Biehl & Kaiser Fund Group (the "Trust"), a Massachusetts business trust having one series of shares, the Bailard, Biehl & Kaiser Diversa Fund (the "Fund"), of proxies ("Proxies") to be used at a Special Meeting of Shareholders of the Fund (the "Special Meeting") to be held at 10:00 a.m. (Pacific Time) on August 27, 2002 at the Trust's offices at 950 Tower Lane, Suite 1900, Foster City, California, and any adjournment thereof, for action on the matters set forth in the foregoing Notice of Special Meeting of Shareholders.

All shares represented by each properly signed Proxy received prior to the Special Meeting will be voted at the Special Meeting. If a shareholder specifies how the Proxy is to be voted on any of the business to come before the Special Meeting, it will be voted in accordance with such specification. If no specification is made, the Proxy will be voted FOR Proposal 1. A Proxy may be revoked by a shareholder, at any time prior to its use, by written notice to the Trust, by submission of a subsequent Proxy, or by voting in person at the Special Meeting.

The representation in person or by proxy of at least a majority of the shares entitled to vote is necessary to constitute a quorum for voting on Proposal 1. For purposes of determining the presence of a quorum, abstentions will be counted as present; broker non-votes will not be counted as present. Broker non-votes occur when the Trust receives a Proxy from a broker or nominee who does not have discretionary power to vote on a particular matter and has not received instructions from the beneficial owner or other person entitled to vote the shares represented by the Proxy.

If a vote is taken on adjournment of the Special Meeting or any other procedural matters, Proxies may be voted at the discretion of the persons voting the Proxies in a manner consistent with any fiduciary duties of such persons. Accordingly, absent contrary instructions on the Proxy card, Proxies abstaining on or opposing Proposal 1 may be voted on procedural matters, such as adjournment, to facilitate an opposite result.

The cost of solicitation, including printing, handling, and the expenses incurred by brokerage houses, custodians, nominees, and fiduciaries in forwarding proxy materials to beneficial owners, will be borne by the Fund, subject to reimbursement by Bailard, Biehl & Kaiser, Inc., the Fund's investment adviser, pursuant to the Fund's current expense limitation. It is expected that the costs of solicitation will ultimately be borne by Bailard, Biehl & Kaiser, Inc., by virtue of the expense limitation. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, telegrams, and personal interviews by officers or employees of the Trust or Bailard, Biehl & Kaiser, Inc. or its affiliates. This Proxy Statement and the enclosed form of Proxy were first mailed to shareholders on or about June 22, 2002.

At the close of business on June 14, 2002, the record date (the "Record Date") for the determination of shareholders entitled to vote at the Special Meeting, there were outstanding 2,003,075.448 shares of beneficial interest of the Fund. Each share is entitled to one vote.

So far as is known to the Trust, as of May 31, 2002 the following shareholder held of record or beneficially more than 5% of the shares of beneficial interest of the Fund:
Name	Shares Owned	Percent of Total
Sharon L. DeCicco N. 145 Bob Herold Drive Stoddard, WI 54658	126,367.701	6.29%

As of such date, each Trustee and all Trustees and officers as a group beneficially owned shares of beneficial interest of the Trust as follows:
Name	Position	Shares Owned(1)	Percent of Total
Thomas E. Bailard Bailard, Biehl & Kaiser, Inc. 950 Tower Lane, Suite 1900 Foster City, CA 94404	Chairman of the Board of Trustees	27,212.665(2)	1.36%
Shirley L. Clayton 122 Campo Bello Lane Menlo Park, CA 94025	Trustee	0
James C. Van Horne Graduate School of Business Stanford University Stanford, CA 94305	Trustee	0
Scott F. Wilson Venture Management Associates 999 Third Avenue, Suite 3700 Seattle, WA 98104	Trustee	0
All Trustees and officers as a group (8 in number)		126,404.151	6.30%

1 Unless otherwise indicated, each person has sole voting and investment power over the shares reported.

2 Includes shares held by private trusts in which Thomas E. Bailard is trustee

3 Less than 1%.

Bailard, Biehl & Kaiser, Inc., is the investment adviser (the "Adviser"), and BB&K Fund Services, Inc. is the distributor (the "Distributor"), of the Fund. The address of the Adviser and the Distributor is 950 Tower Lane, Suite 1900, Foster City, California 94404. Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, provides certain administrative services to the Trust.

The Trust will furnish, without charge, copies of the 2001 Report and 2002 Semi-Annual Report of the Fund to any shareholder upon request by telephone at 1-800-882-8383 or in writing directed to: BB&K Fund Services, Inc., 950 Tower Lane, Suite 1900, Foster City, CA 94404.

Recommendation of Board of Trustees

The proposal to be voted upon has been independently considered by the Board of Trustees. The Board of Trustees recommends that shareholders vote FOR Proposal 1.

LIQUIDATION OF FUND AND TERMINATION OF TRUST

Proposal 1

All shareholders of the Fund, as of the Record Date, are entitled to vote on Proposal 1.

On June 11, 2002, the Board of Trustees approved and adopted a Plan of Complete Liquidation and Termination (the "Plan") in the form attached to this Proxy Statement as Exhibit A. The Plan provides for the liquidation of the Fund's assets, the distribution to shareholders of the cash proceeds of the liquidation, after paying or providing for all debts and liabilities of the Trust and the Fund, and the termination of the Trust, in accordance with the Declaration of Trust of the Trust (the "Declaration of Trust"). Under Sections 6.6(i) and 9.2 of the Declaration of Trust, the affirmative vote of the shareholders is required for the liquidation of the Fund and termination of the Trust. The Board believes that the Plan is in the best interests of the Fund and its shareholders and recommends that the shareholders vote in favor of Proposal 1.

Reasons for the Plan

The Fund commenced operations in 1986 and is the sole series of the Trust. From a peak of approximately $108 million in 1988, the Fund's net assets had declined to approximately $21 million at May 31, 2002. In the fiscal year ended September 30, 2001, the ratio of the Fund's operating expenses to its net assets was 1.50% after reimbursement of an additional .41% of net assets by the Adviser. The Adviser has agreed to reimburse the Fund to the extent necessary to limit the Fund's operating expenses to 1.50% of its net assets through December 31, 2002. The Adviser is under no obligation to extend this expense limitation after this date.

Bailard, Biehl & Kaiser, Inc., the investment adviser of the Fund (the "Adviser"), and BB&K Fund Services, Inc., the distributor of the Fund (the "Distributor"), have advised the Board of Trustees that it is unlikely that the Fund will experience material growth in assets in the foreseeable future. As a result, it is expected that the Fund will continue to incur relatively high expenses. Accordingly, the Adviser has recommended to the Board that the Fund be liquidated and the Trust terminated.

At its meeting on June 11, 2002, the Board of Trustees considered whether it would be appropriate to liquidate the Fund and terminate the Trust. The Board evaluated a number of factors, including the size and nature of the Fund, the declining level of the Fund's assets, the increase in the Fund's expense ratio as its assets have declined, the likelihood of additional sales of the Fund's shares, the Fund's expense limitation, the alternatives available, and the recommendation of the Adviser. The Board concluded that adoption of the Plan was in the best interests of the Fund and its shareholders, approved the Plan, and directed that the proposal to liquidate the Fund and terminate the Trust be submitted to the shareholders for approval.

Summary of the Plan

Pursuant to the Plan, if Proposal 1 is approved by the Fund's shareholders, provisions will be made for the liabilities of the Fund and the Trust, the assets of the Fund will be liquidated and distributed to the shareholders, and the Trust will be terminated. A description of certain material provisions of the Plan is set forth below. The description is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Liquidation of Assets and Cessation of Activities. As soon as practicable after Proposal 1 is approved by the Fund's shareholders, the Trust will cause the orderly liquidation of the Fund's assets to cash and pay or provide for the outstanding liabilities of the Fund and the Trust. The Trust will not engage in any other business activity except for the purpose of winding up its business and affairs, preserving the value of its assets, and carrying on its activities as a registered investment company with regard to the existing shareholders.

Liquidating Distribution. Thereafter, the Trust will distribute to each shareholder of record that has not redeemed its shares a liquidating distribution equal to the shareholder's proportionate interest in the remaining assets of the Fund and information concerning the sources of the liquidating distribution. It is expected that distributions will be made on or before September 30, 2002. Unless the Trust receives written notice to the contrary by September 15, 2002, a check in the amount of the proceeds owed to each shareholder will be mailed to the last address of such shareholder appearing on the records of the Fund. Following the liquidating distribution, shareholders will no longer have any economic or legal interest in the Fund or the Trust.

Termination of the Trust. The Plan provides for the termination of the Trust under the laws of the Commonwealth of Massachusetts. If the shareholders approve Proposal 1, the Trust will file appropriate documents with the Secretary of the Commonwealth of Massachusetts to terminate the Trust as a legal entity. The Trust will also file appropriate documents with the federal Securities and Exchange Commission, relevant government agencies of the State of California, and any other appropriate entities as determined by the officers of the Trust.

Expenses. Pursuant to the Plan, the Fund will, subject to reimbursement by the Adviser in accordance with the Fund's current expense limitation, bear all of the expenses of adopting and implementing the Plan, including liquidating the Fund's assets, de-registering the Trust as an investment company under the Investment Company Act of 1940, as amended, and terminating the Trust under Massachusetts law. It is expected that all of the expenses related to the Plan, other than brokerage commissions, will ultimately be borne by the Adviser by virtue of the expense limitation.

Modification of Plan. The Plan provides that the officers of the Trust may authorize variations from the provisions of the Plan, or amendments to the Plan, if the officers determine that such variations or amendments would be in the best interests of the Fund and the shareholders, or otherwise to effect the liquidation of the Fund and termination of the Trust in accordance with the objectives of the Plan.

Continued Operation of the Fund. All officers of the Trust will continue in their present positions and capacities, and the Adviser and other entities providing services to the Trust will continue to provide those services, until completion of the liquidating distribution. Upon adoption of the Plan by the Trustees, the Trust suspended all further sales of shares of the Fund. This suspension did not affect the sale of shares pursuant to the reinvestment of dividends and other distributions. The adoption of the Plan also did not affect the right of shareholders to redeem shares of the Fund at their then current net asset value prior to the day preceding the liquidating distribution.

Certain United States Federal Income Tax Considerations

The following discussion provides a brief summary of the principal United States federal income tax considerations relating to the Plan.

The amount of cash distributed to a shareholder in liquidation of the Fund will in general be applied first to reduce the shareholder's basis in such shareholder's shares. Any liquidating distribution in excess of the shareholder's basis will constitute capital gain if the shares are held as a capital asset. If the liquidating distribution with respect to shares held as a capital asset is less than the shareholder's basis therein, the difference will constitute a capital loss. A shareholder's gain or loss on the liquidating distribution will be calculated separately with respect to shares with different bases or holding periods. Any capital gain realized by a shareholder will be long-term capital gain if the shareholder has held the shares for more than one year at the time of the liquidating distribution resulting in such gain. Under current law, an individual generally is taxed at a 20 percent federal maximum long-term capital gain rate. The long-term or short-term character of any capital loss realized by a shareholder will also be determined by reference to the shareholder's holding period ending at the time of the liquidating distribution.

Following completion of the proposed liquidation and termination, shareholders will be provided information concerning the tax treatment of all dividend and other distributions, including the final liquidation distribution, made by the Fund.

The preceding discussion does not attempt to comment upon all tax matters that may affect the Fund or its shareholders in the course of the liquidation or to consider the various facts that may be relevant to any particular shareholder. Shareholders are advised to consult their own tax advisers with respect to the federal, state, and local tax consequences to them of the liquidation.

Vote on Proposal 1

Approval of Proposal 1 requires the affirmative vote of a majority of the Fund's outstanding shares. In this context, majority means (i) 67% of the Fund's outstanding shares present at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (ii) 50% of the Fund's outstanding shares, whichever is less. Votes with respect to this Proposal 1 will be cast as specified in the Proxy. If no specification is made in the Proxy, votes represented by the Proxy will be cast FOR approval of Proposal 1. Abstentions will have the effect of a vote against Proposal 1. Broker non-votes will have no effect on the vote if the vote is calculated in accordance with (i), but will have the effect of a vote against Proposal 1 if the vote is calculated in accordance with (ii).

If the shareholders do not approve Proposal 1, the Fund will not be liquidated and will continue to operate and be managed in accordance with the investment objective and policies of the Fund that are currently in effect. In such case, the Trustees will consider what action, if any, should be taken in the best interests of the shareholders.

SHAREHOLDER PROPOSALS

The Trust does not hold annual meetings of shareholders. In the event that the Fund and the Trust are not liquidated and terminated, shareholders desiring to submit proposals for consideration or inclusion in a proxy statement for the next meeting of shareholders that may be held should present their written proposals to the Trust within a reasonable time prior to the mailing of the proxy materials sent in connection with the meeting.

OTHER BUSINESS

As of the date of this Proxy Statement, the Trustees are unaware of any business to come before the meeting other than as set forth in the Notice of Special Meeting of Shareholders. If any other business is properly brought before the meeting or any adjournment thereof, all Proxies will be voted in accordance with the best judgment of the persons voting such Proxies as to such business.

BAILARD, BIEHL & KAISER FUND GROUP

This Proxy is Solicited on Behalf of the Board of Trustees of the Trust

The undersigned hereby appoints Barbara V. Bailey, Janis M. Horne, and Sofi Kyriakidis, and each of them, with full power of substitution, as proxies for the undersigned, to vote, act, and consent with respect to any and all shares of stock of the Bailard, Biehl & Kaiser Fund Group (the "Trust"), including the Bailard, Biehl & Kaiser Diversa Fund (the "Fund"), that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Trust to be held at 10:00 a.m. (Pacific Time), on August 27, 2002, and at any continuation or adjournment thereof, with all powers the undersigned would possess if personally present, upon such business as may properly come before the meeting, including the following:

	FOR	AGAINST	ABSTAIN
Approval of the Liquidation of the Fund and Termination of the Trust (Proposal 1)	r	r	r

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

The undersigned hereby acknowledges receipt of (i) the Notice of Special Meeting of Shareholders and (ii) the accompanying Proxy Statement.

Dated: _________________, 2002

Signature__________________________________

Title _____________________________________

Signature__________________________________

Title _____________________________________

(Please date and sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of the authorized person.)

r Yes, I (we) will attend the Special Meeting of Shareholders on August 27, 2002.

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED. ANY MAILED PROXIES SHOULD BE RECEIVED IN OUR OFFICE BY THE CLOSE OF BUSINESS ON AUGUST 26, 2002. PLEASE DO NOT FORGET TO DATE THIS PROXY.

EXHIBIT A

PLAN OF COMPLETE LIQUIDATION AND TERMINATION
OF
BAILARD, BIEHL & KAISER FUND GROUP

The Bailard, Biehl & Kaiser Fund Group, a Massachusetts business trust (the "Trust"), having one series of shares, the Bailard, Biehl & Kaiser Diversa Fund (the "Fund"), shall proceed to a complete liquidation and the subsequent termination of the Fund and the Trust according to the procedures set forth in this Plan of Complete Liquidation and Termination (the "Plan") and the provisions of the Trust's Declaration of Trust (the "Declaration of Trust").

  The Plan shall be adopted by a majority of the Trustees of the Trust and submitted to the shareholders of the Fund pursuant to Sections 6.5(iii), 6.6(i), and 9.2(a) of the Declaration of Trust. The Plan shall be effective upon the approval of the liquidation of the Fund and termination of the Trust by the shareholders holding a "majority of the outstanding voting securities" of the Fund, as the quoted phrase is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

  Upon adoption of the Plan by the Trustees, no further sales of the Fund's shares shall be made (other than sales pursuant to the investment of dividends and other distributions). Upon approval by the shareholders of the liquidation and termination of the Fund and the Trust, the Trust shall not engage in any business activity except for the purpose of winding up its business and affairs and preserving the value of its assets, provided that the Trust may continue to carry on its activities as a registered investment company with regard to the existing shareholders of the Fund until completion of the final distribution by the Fund to the shareholders.

  All of the powers of the Trustees under the Declaration of Trust shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust property, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

  Upon approval by the shareholders of the liquidation and termination of the Fund and the Trust, the Trustees shall mail or cause to be mailed to all known creditors and claimants whose addresses appear on the records of the Trust and the Fund, written notice of the commencement of proceedings to liquidate the Fund and terminate the Trust.

  Upon approval by the shareholders of the liquidation and termination of the Fund and the Trust, the Trust shall cause the liquidation of the Fund's assets to cash as soon as practicable consistent with Sections 6.6(i) and 9.2(a) of the Declaration of Trust and shall pay, or adequately provide for, the payment of all of the outstanding debts and liabilities of the Trust and the Fund, whether fixed or contingent, together with the expenses related to carrying out the Plan. Thereafter, the Trustees shall distribute the remaining Fund property, in cash, to the shareholders of the Fund in proportion to the number of shares held by them and recorded on the books of the Fund.

  After termination of the Trust and distribution of the Fund's assets to the shareholders, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties under the Declaration of Trust, and the rights and interests of all shareholders shall thereupon cease.

  The officers of the Trust shall take such actions as they deem necessary or appropriate to terminate the Amended Investment Advisory and Management Agreement between the Trust and Bailard, Biehl & Kaiser, Inc.; the Distribution Agreement between the Trust and BB&K Fund Services, Inc.; the Administration Agreement and the Custodian Agreement, as amended, between the Trust and Brown Brothers Harriman & Co.; the Transfer Agency and Service Agreement between the Trust and United States Trust Company of New York; the Amended and Restated License Agreement between the Trust and Bailard, Biehl & Kaiser, Inc.; the Trust's participation in the joint fidelity bond and liability insurance policy maintained by Bailard, Biehl & Kaiser, Inc.; and any other agreements to which the Trust is a party [any Schwab or other contracts?].

  The officers of the Trust, with the assistance of counsel, shall take all necessary or appropriate action to de-register the Trust under the 1940 Act (including the filing of Form N-8F with the Securities and Exchange Commission).

  The officers of the Trust, with the assistance of counsel, shall file with the Secretary of the Commonwealth of Massachusetts all certificates or notifications appropriate to terminate the Trust under Massachusetts law.

  The officers of the Trust, with the assistance of counsel, shall file with the Secretary of the State of California all certificates or notifications appropriate to terminate the Trust under California law.

  The officers of the Trust shall additionally have authority to do or to authorize to be done any and all acts as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the objectives of the Plan, including without limitation the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers that may be necessary or appropriate to implement the Plan or that may be required by the provisions of the 1940 Act, the Internal Revenue Code of 1986, as amended, and applicable Massachusetts and California law.

  The Fund shall bear all expenses of adopting and implementing the Plan, subject to reimbursement by Bailard, Biehl & Kaiser, Inc., pursuant to the Fund's current expense limitation.

  The officers of the Trust shall have the authority to authorize those variations from or amendments to the provisions of this Plan as they may deem necessary or appropriate to effect the objectives of the Plan.